Exhibit 99.1

News Release

Investor Relations:	Media Contact:
Randy Scherago	Val Webb
GeoEye	GeoEye
(703) 480-7529	(303) 254-2120
scherago.randy@geoeye.com	webb.val@geoeye.com

GeoEye Reports Fourth Quarter and
Fiscal Year 2010 Earnings Results
-- Conference Call Scheduled for 8:30 a.m. EDT, Tuesday, March 15, 2011 --

DULLES, Va. (March 15, 2011) – GeoEye, Inc. (NASDAQ: GEOY), a premier provider of superior satellite and aerial geospatial information and services, announced today results for its fiscal fourth quarter and fiscal year ended Dec. 31, 2010.

“We had a very successful year, met our corporate goals and delivered 22 percent revenue growth and strong margins,” said Matt O’Connell, GeoEye’s chief executive officer and president. “We won a ten-year, multi-billion-dollar award from the National Geospatial-Intelligence Agency (NGA); launched our Web dissemination services platform, EyeQ™; and acquired SPADAC, now renamed GeoEye Analytics, the leader in the field of predictive geospatial analytics. In 2011, we’ll build on these significant achievements by focusing on the construction of our next-generation, high-resolution satellite, GeoEye-2, and increasing our value-added information services and product offerings to our expanding customer base.”

FOURTH QUARTER RESULTS

Total revenues were $82.5 million for the fourth quarter of 2010, a 12.7% increase from $73.2 million for the fourth quarter of 2009. The net income available to common stockholders for the fourth quarter of 2010 was $15.2 million, or $0.68 per fully diluted share, compared to net income of $11.7 million, or $0.55 per fully diluted share, for the fourth quarter of 2009. Adjusted net income available to common stockholders (a non-GAAP measurement that excludes the impact of non-operating charges, gains and one-time charges and tax benefits) for the fourth quarter of 2010 was $9.5 million, or $0.42 per diluted share, as compared to $6.8 million, or $0.32 per diluted share in the fourth quarter of 2009.

Domestic revenues were $60.4 million for the fourth quarter of 2010, which were 73.2% of total revenues for the period. International revenues were $22.1 million for the fourth quarter of 2010, which were 26.8% of total revenues for the period. Domestic revenues increased 5.2% for the fourth quarter of 2010, compared to the same period in 2009. International revenues increased 40.0% for the fourth quarter of 2010, compared to the same period in 2009.

Operating profit was $23.7 million for the fourth quarter of 2010, a $4.3 million increase from $19.4 million for the fourth quarter of 2009. Operating margin was 28.7% for the fourth quarter of 2010, compared to 26.4% in the same period in 2009. Adjusted EBITDA (a non-GAAP measurement defined as net income before interest, taxes, depreciation, amortization, non-cash recognition of stock compensation expense and other items) increased approximately $7.0 million, to approximately $43.7 million for the fourth quarter of 2010, from $36.7 million the same period in 2009.

The Company ended the fourth quarter of 2010 with unrestricted cash, cash equivalents and short-term investments of $333.4 million; total assets of approximately $1.3 billion; stockholders’ equity of $443.2 million and long-term debt of $508.2 million.

News Release

TWELVE MONTH RESULTS

Total revenues for the twelve months ended Dec. 31, 2010, were $330.3 million, a 21.9% increase from $271.1 million in the twelve months ended Dec. 31, 2009. The Company’s Adjusted EBITDA for the twelve-month period ended Dec. 31, 2010, was $176.9 million, an increase of 33.9% from the $132.2 million reported in the same period in 2009. GAAP net income available to common stockholders for the twelve months ended Dec. 31, 2010, was $22.7 million, or $1.02 per fully diluted share, as compared to GAAP net income available to common stockholders of $32.1 million, or $1.55 per fully diluted share, in the same period of 2009.

Adjusted net income available to common stockholders for the twelve months ended Dec. 31, 2010, was $44.3 million, or $1.99 per diluted share, as compared to $25.4 million, or $1.23 per diluted share for the twelve months ended Dec. 31, 2009, excluding the impact of non-operating charges, gains and one-time charges and tax benefits in both periods.

FOURTH QUARTER AND FISCAL YEAR 2010 OPERATING HIGHLIGHTS

•	Significant new contract award
o
On Aug. 6, 2010, the Company was awarded a contract for up to $3.8 billion from the NGA under the EnhancedView program. The period of performance for the EnhancedView contract is 10 years. It began on Sept. 1, 2010, and continues through Aug. 31, 2011, with nine one-year options.

•	GeoEye-2 construction
o	Under the terms of the EnhancedView award, the NGA will contribute up to $337.0 million of the overall construction costs of GeoEye's next-generation satellite, GeoEye-2.

o
During the year, the Company invested $243.1 million for the continued development and construction of the GeoEye-2 satellite. To date, the Company has invested $309.9 million in the GeoEye-2 satellite program.

•	Additional cash proceeds
o	On Sept. 22, 2010, the Company completed a convertible preferred stock sale to Cerberus Capital Management, L.P, which generated proceeds of $78.0 million.

o	On Oct. 1, 2010, the Company issued $125.0 million of 8.625% Senior Secured Notes due 2016. The proceeds of $121.0 million will be used for general working capital purposes.

•	Information services developments
o	On Sept. 30, 2010, the Company launched the commercial EyeQ service to provide Web mapping services to commercial customers.

o
On Dec. 15, 2010, the Company completed the acquisition of SPADAC, now called GeoEye Analytics, the industry leader in the field of predictive analytics. GeoEye Analytics has approximately 170 employees who work at over 40 federal defense and intelligence agencies.

News Release

FIRST QUARTER AND FISCAL YEAR 2011 FINANCIAL OUTLOOK

The Company expects revenues for the first quarter of 2011 to be in the range of $86 to $90 million with an Adjusted EBITDA of $42 to $45 million and earnings per share of $0.37 to $0.45.

For the full year, the Company expects revenues to be in the range of $360 to $380 million with Adjusted EBITDA of $170 to $185 million and earnings per share of $1.70 to $2.00.

These estimates represent management's current expectations about the Company's future financial performance, based on information available at this time.

CONFERENCE CALL INFORMATION

GeoEye, Inc. (NASDAQ: GEOY) will host a conference call for investors and analysts to discuss financial results for the fourth quarter and 2010 fiscal year, which ended Dec. 31, 2010.

When: March 15, 2011, at 8:30 a.m. Eastern Daylight Time

To Participate:
To participate in the call via phone, domestic callers may dial toll-free 1-877-776-4039 approximately 10 minutes prior to the start time. International callers may dial 1-631-291-4808. Callers may identify themselves to the operator as GeoEye conference call participants or by using the conference ID number: 40408544. Questions will be accepted from phone participants during the live call after prepared remarks and as time permits.

The conference call will also be webcast on the "Investor Relations" section of the Company's corporate Web site, www.geoeye.com. To directly access the live webcast go to: http://www.geoeye.com/CorpSite/corporate/investor-relations/Default.aspx and click on the "March 15, 2011 Investor Update Webcast" link. Please allow 15 minutes before the scheduled start time to register, download and install any necessary audio software.

Replay:
An audio replay of the fourth quarter conference call will be available through midnight March 22, 2011, by dialing (800) 642-1687 and typing in the conference ID number: 40408544.

An archived webcast of the conference call will be available at the same URL address approximately two hours after the conclusion of the call.

Selected financial results for the Company are as follows (dollars in thousands, except earnings per share):

News Release

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended
	12/31/10	12/31/09	Change
	(unaudited)
Revenues	$82,543	$73,249	$9,294
Operating expenses:
Direct costs of revenue (exclusive of depreciation and amortization)	26,105	24,458	1,647
Depreciation and amortization	16,677	16,423	254
Selling, general and administrative	16,067	13,014	3,053
Total operating expenses	58,849	53,895	4,954
Income from operations	23,694	19,354	4,340
Interest expense, net	(6,204)	(8,181)	1,977
Gain from investments	2,500	-	2,500
Loss from early extinguishment of debt	-	(27,127)	27,127
Income (loss) before provision for income taxes	19,990	(15,954)	35,944
(Provision) benefit for income taxes	(1,900)	27,673	(29,573)
Net income	18,090	11,719	6,371
Preferred stock dividends	(1,008)	-	(1,008)
	17,082	11,719	5,363
Income allocated to participating securities	(1,871)	-	(1,871)
Net income available to common stockholders	$15,211	$11,719	$3,492

Earnings per share
Basic	$0.70	$0.60	$0.10
Diluted	$0.68	$0.55	$0.13
Weighted average shares basic	21,855	19,373
Weighted average shares diluted	22,523	21,139

	Year Ended
	12/31/10	12/31/09	Change
	(unaudited)
Revenues	$330,345	$271,102	$59,243
Operating expenses:
Direct costs of revenue (exclusive of depreciation and amortization)	104,010	94,693	9,317
Depreciation and amortization	65,262	57,166	8,096
Selling, general and administrative	57,451	46,608	10,843
Total operating expenses	226,723	198,467	28,256
Income from operations	103,622	72,635	30,987
Interest expense, net	(27,918)	(31,020)	3,102
Other non-operating expense	(24,466)	-	(24,466)
Gain from investments	3,200	-	3,200
Loss from early extinguishment of debt	(37)	(27,127)	27,090
Write-off of prepaid financing costs	(6,412)	-	(6,412)
Income before provision for income taxes	47,989	14,488	33,501
(Provision) benefit for income taxes	(23,352)	17,573	(40,925)
Net income	24,637	32,061	(7,424)
Preferred stock dividends	(1,107)	-	(1,107)
	23,530	32,061	(8,531)
Income allocated to participating securities	(783)	-	(783)
Net income available to common stockholders	$22,747	$32,061	$(9,314)

Earnings per share
Basic	$1.05	$1.71	$(0.66)
Diluted	$1.02	$1.55	$(0.53)
Weighted average shares basic	21,622	18,753
Weighted average shares diluted	22,250	20,685

News Release

CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2010	2009	Change
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$283,233	$208,872	$74,361
Short-term investments	50,124	-	50,124
Accounts receivable - trade and unbilled receivables (net of allowances: 2010 - $957; 2009 - $923)	42,868	32,578	10,290
Income tax receivable	34,385	40,237	(5,852)
Restricted cash	3,952	52,268	(48,316)
Prepaid expenses and other current assets	16,183	16,836	(653)
Total current assets	430,745	350,791	79,954
Property, plant and equipment, net	36,591	25,381	11,210
Satellites and related ground systems, net	696,459	505,035	191,424
Goodwill	71,568	34,264	37,304
Intangible assets, net	14,943	11,685	3,258
Non-current restricted cash	10,822	13,653	(2,831)
Other non-current assets	7,957	6,398	1,559
Total assets	$1,269,085	$947,207	$321,878

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$70,936	$33,997	$36,939
Current portion of deferred revenue	50,533	52,221	(1,688)
Current deferred tax liabilities	6,656	4,744	1,912
Current portion of long-term debt	-	497	(497)
Total current liabilities	128,125	91,459	36,666
Long-term debt	508,160	380,594	127,566
Long-term deferred revenue, net of current portion	161,673	192,313	(30,640)
Non-current income tax reserve	626	248	378
Deferred tax liabilities	21,336	2,078	19,258
Other non-current liabilities	5,922	560	5,362
Total liabilities	825,842	667,252	158,590
Commitments and contingencies	-	-	-
Stockholders’ equity:
Series A convertible preferred stock	1	-	1
Common stock	221	199	22
Additional paid-in capital	367,723	227,988	139,735
Retained earnings	75,298	51,768	23,530
Total stockholders’ equity	443,243	279,955	163,288
Total liabilities and stockholders’ equity	$1,269,085	$947,207	$321,878

News Release

CONSOLIDATED STATEMENTS OF CASH FLOWS INFORMATION
(in thousands)

	Year Ended
	12/31/10	12/31/09	Change
	(unaudited)
Net cash provided by operating activities	$126,693	$100,207	$26,486
Net cash used in investing activities	(265,921)	(123,034)	(142,887)
Net cash provided by financing activities	213,589	124,966	88,623
Net increase in cash and cash equivalents	74,361	102,139	(27,778)
Cash and cash equivalents, beginning of period	208,872	106,733	102,139
Cash and cash equivalents, end of period	$283,233	$208,872	$74,361

News Release

ADJUSTED EBITDA
(in thousands)

	Three Months Ended		Year Ended
	12/31/10	12/31/09	12/31/10	12/31/09
Net income	$18,090	$11,719	$24,637	$32,061
Adjustments:
Interest expense, net	6,204	8,181	27,918	31,020
Loss from early extinguishment of debt	-	27,127	37	27,127
Write-off of prepaid financing costs	-	-	6,412	-
Income tax provision (benefit)	1,900	(27,673)	23,352	(17,573)
Depreciation and amortization	16,677	16,423	65,262	57,166
Non-cash stock-based compensation expense	2,192	876	6,877	2,371
Non-cash change in fair value of financial instrument	-	-	24,466	-
Gain from sale of investment	(2,500)	-	(3,200)	-
Acquisition costs	1,167	-	1,167	-
Adjusted EBITDA	$43,730	$36,653	$176,928	$132,172

Adjusted EBITDA is a non-GAAP financial measure that represents net income (loss) before net interest income or expense, income tax expense (benefit), depreciation and amortization expenses, non-cash stock-based compensation expense and other items.  We believe that Adjusted EBITDA provides useful information to investors because it is an indicator of the strength and performance of our ongoing operations.  However, Adjusted EBITDA is not a recognized term under financial performance under GAAP, and our calculation of Adjusted EBITDA may not be comparable to the calculation of similarly titled measures of other companies.

News Release

ADJUSTED NET INCOME AVAILABLE TO COMMON STOCKHOLDERS AND ADJUSTED DILUTED EPS
(in thousands, except per share amounts)

	Three Months Ended 12/31/10	Three Months Ended 12/31/09

Net income available to common stockholders	$15,211	$11,719
Adjustments:
Loss from early extinguishment of debt	-	27,127
Gain from investments	(2,500)	-
Acquisition costs	1,167	-
Impact of adjustments on income allocated to participating securities	703	-
Adjustment to normalize provision for income taxes	(5,085)	(32,030)
Adjusted net income available to common stockholders	$9,496	$6,816

Adjusted fully diluted shares	22,523	21,139
Adjusted diluted EPS	$0.42	$0.32

	Year Ended 12/31/10	Year Ended 12/31/09

Net income available to common stockholders	$22,747	$32,061
Adjustments:
Non-cash change in fair value of financial instrument	24,466	-
Loss from early extinguishment of debt	37	27,127
Write-off of prepaid financing costs	6,412	-
Gain from investments	(3,200)	-
Acquisition costs	1,167	-
Impact of adjustments on income allocated to participating securities	(740)	-
Adjustment to normalize provision for income taxes	(6,628)	(33,803)
Adjusted net income available to common stockholders	$44,261	$25,385

Adjusted fully diluted shares	22,250	20,685
Adjusted diluted EPS	$1.99	$1.23

Adjusted Net Income Available to Common Stockholders is a non-GAAP financial measure that represents net income available to common stockholders before other items, net of tax.  Adjusted Diluted EPS is a non-GAAP financial measure that represents fully diluted earnings per share before other items, net of tax.  We believe that Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS, using a normalized tax rate to 39%, provide useful information to investors because they allow investors to evaluate our performance for different periods on a more comparable basis by excluding items that are not related to the ongoing operations of our business.  However, Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS are not recognized terms under financial performance under GAAP, and our calculation of Adjusted Net Income Available to Common Stockholders and Adjusted Diluted EPS may not be comparable to the calculation of similarly titled measures of other companies.

News Release

About GeoEye
GeoEye, Inc. is a leading international information services company serving government and commercial markets. The Company is recognized as one of the geospatial industry's imagery experts, delivering exceptional quality imagery products, services and solutions to customers around the world. In August 2010, GeoEye was named one of Fortune Magazine’s “100 Fastest-Growing Companies” in the United States. The Company has more than 700 employees dedicated to developing best-in-class geospatial information products and services. GeoEye is a public company listed on the NASDAQ stock exchange under the symbol GEOY. Additional information about GeoEye is available at www.geoeye.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in "Risk Factors" included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009, which we filed with the Securities and Exchange Commission ("SEC") on March 12, 2010, and our Quarterly Reports on Form 10-Q for the period ended March 31, 2010, June 30, 2010 and Sept. 30, 2010, which we filed with the SEC on May 10, 2010, Aug. 9, 2010 and Nov. 9, 2010, respectively. Copies of all SEC filings may be obtained from the SEC's EDGAR Web site, http://www.sec.gov/, or by contacting: William L. Warren, Executive Vice President, General Counsel and Secretary, at 703-480-5672.

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